EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-168296, No. 333-166712, No. 333-163853, No. 333-161808, No. 333-161806, No. 333-149417, No. 333-149416, No. 333-147125, No. 333-147124, No. 333-145046, No. 333-145044, No. 333-140917, No. 333-138422, No. 333-132226, No. 333-127322, No. 333-126581, No. 333-120999, No. 333-118093, No. 333-118088, No. 333-118067, No. 333-112596, No. 333-109914, No. 333-104137, No. 333-39105, No. 333-46492, No. 333-54426, No. 333-56781, No. 333-60828, No. 333-66067, No. 333-76995, No. 333-79675, No. 333-80227, No. 333-81635, No. 333-83770, No. 333-89948, No. 333-93497), and the Registration Statement on Form S-4 (No. 333-62694) of Yahoo! Inc. of our report dated September 30, 2010 relating to the financial statements of Yahoo Japan Corporation and Consolidated Subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to: 1) the differences between accounting principles generally accepted in Japan and accounting principles generally accepted in the United States of America; 2) change in the accounting treatment for traffic acquisition cost and commission paid to sales agents; and 3) translation of Japanese Yen amounts into U.S. dollars), appearing in this Amendment No. 1 to the Annual Report on Form 10-K of Yahoo! Inc. for the year ended December 31, 2009.

/s/ Deloitte Touche Tohmatsu LLC

Tokyo, Japan

September 30, 2010